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                                EXHIBIT INDEX


Exhibit       Description                                  Page
- -------       -----------                                  ----

1-A           Form of Confirmation of Bid with schedules   Filed herewith
              constituting the form of Purchase Agreement

1-B           Form of Distribution Agreement               Filed herewith

1-C           Form of Underwriting Agreement               Filed herewith

4-C           Form of Supplemental Indenture               Filed herewith

4-D           Certificate as to Form                       Filed herewith

5             Opinion of Counsel                           Filed herewith

23            Consent of Coopers & Lybrand L.L.P.          Filed herewith

24-A          Certified copy of vote of Board              Filed herewith
              of Directors

24-B          Power of Attorney                            Filed herewith

25            Statement of eligibility and                 Filed herewith
              qualification of Rhode Island Hospital
              Trust National Bank (Form T-1)

26            Form of Public Invitation for Bids           Filed herewith